    As filed with the Securities and Exchange Commission on October 9, 1997

                                                                Registration No.
==============================================================================

           SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GENERAL AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                          95-2488811
(State of incorporation)                    (I.R.S. Employer Identification No.)


                              17731 Mitchell North
                            Irvine, California 92714
              (Address and zip code of principal executive offices)

                                   ----------

                             1991 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                Jane M. Christie
                              17731 Mitchell North
                            Irvine, California 92714
                     (Name and address of agent for service)

                                 (714) 250-4800
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Scott E. McConnell, Esq.
                           Higham, McConnell & Dunning
                           28202 Cabot Road, Suite 450
                      Laguna Niguel, California 92677-1250

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  Title of                       Proposed         Proposed
Securities         Amount         Maximum          Maximum           Amount of
  To Be            To Be      Offering Price      Aggregate        Registration
Registered       Registered    Per Share(1)    Offering Price(1)       Fee
--------------------------------------------------------------------------------
Common Stock,
$.10 par value    735,000 shs.    $1.8125         $1,332,188         $403.69
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, based upon the closing sales price of the Registrant's common stock on October 3, 1997, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 (Registration No. 33-43158) relating to the Registrant's 1991 Stock Option Plan is effective (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein the contents of the Prior Registration Statement.

Item 8. Exhibits

         4.1 1991 Stock Option Plan, as amended to date, incorporated herein by reference to Exhibit 10.12 to the Registrant's Registration
               Statement on Form S-1 filed September 4, 1997 (Registration No.
               333-34917).

         5     Opinion of Higham, McConnell & Dunning.

        23.1 Consent of Higham, McConnell & Dunning (included in the opinion of counsel filed as Exhibit 5 hereto).

        23.2   Consent of Price Waterhouse LLP.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 23rd day of September, 1997.


                                        GENERAL AUTOMATION, INC.



                                        By: /s/  JANE CHRISTIE
                                            -----------------------------------
                                            Jane Christie, President
                                            and Chief Executive Officer


        We, the undersigned directors and officers of General Automation, Inc., do hereby constitute and appoint Jane M. Christie and John R. Donnelly, or either or them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                Title                      Date
     ---------                                -----                      ----
/s/ LAWRENCE MICHELS                  Chairman of the Board        September 29, 1997
----------------------------              and Director
Lawrence Michels


/s/ ROBERT D. BAGBY                       Vice Chairman            September 23, 1997
----------------------------              and Director
Robert D. Bagby


/s/ JANE M. CHRISTIE                Chief Executive Officer,       September 23, 1997
----------------------------               President
Jane M. Christie                         and Director

/s/ JOHN R. DONNELLY                   Chief Financial             September 23, 1997
----------------------------             Officer and
John R. Donnelly                    Principal Accounting
                                           Officer



/s/ LEONARD MACKENZIE                     Director                 September 23, 1997
----------------------------
Leonard Mackenzie



/s/ PHILIP T. NODEN                       Director                 September 30, 1997
----------------------------
Philip T. Noden



/s/ PAUL MORIGI                           Director                 September 25 , 1997
----------------------------
Paul Morigi



/s/ ROBERT M. MCCLURE                     Director                 September 30, 1997
----------------------------
Robert M. McClure





                                       S-2